SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report:
                                February 5, 1999


                          IMAGICA ENTERTAINMENT, INC.
                          ---------------------------
               (Exact name of registrant as specified in charter)

          Florida                    33-37968-A                  59-2762999
          -------                    ----------                  ----------
(State or other jurisdiction) (Commission File Number)     (IRS Employer ID No.)

                    1518 SW 12th Avenue, Ocala, Florida 34474
                    -----------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 352-867-7861

Item 5. Other Events

     The Company's high, low and close stock price on January 27, 1999, the last day of trading in January was $1.00. The aggregate market value of voting stock held by non affiliates was $1,412,891 on that date. The aggregate value of all voting stock on that date was $4,221,371.

     The following financial statements are filed as a part of this report. These statements are filed for the purpose of getting into the hands of the investing public, the financial information that will be incorporated in the Company's unfiled 10k's and 10q's at the earliest date. The Company is currently preparing these unfiled reports and will submit to the SEC as soon as possible.

     1.   Audited 1997 fiscal year
     2.   Audited 1998 fiscal year
     3.   Unaudited first quarter 1999, August 1998
     4.   Unaudited second quarter 1999, November 1998

Imagica Entertainment, Inc.
Financial Statements
As of May 31, 1997
and for the Years Ended May 31, 1997 and 1996

Report of Independent Certified Public Accountants


To the Board of Directors and Stockholders
Imagica Entertainment, Inc.


We have audited the accompanying balance sheet of Imagica Entertainment, Inc. (formerly Ranger International, Inc.) as of May 31, 1997, and the related statements of operations, stockholders' equity (capital deficit) and cash flows for each of the two years in the period ended May 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imagica Entertainment, Inc. at May 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended May 31, 1997 in conformity with generally accepted accounting principles.



                                                       /s/ BDO Seidman, LLP
                                                       -------------------------
                                                       BDO Seidman, LLP
Orlando, Florida
April 23, 1998

Imagica Entertainment, Inc.
Balance Sheet

                                                                        May 31,
                                                                         1997
                                                                         ----
Assets (Note 6)

Current:
  Cash                                                                  $ 67,127
  Accounts receivable, less allowance for
    possible losses of $13,189                                           316,531
  Inventories                                                            129,849
  Prepaid expenses                                                        32,887
                                                                        --------

         Total current assets                                            546,394

Property and equipment, net (Note 3)                                     231,494

Other assets                                                               6,277
                                                                        --------

                                                                        $784,165
                                                                        ========

Imagica Entertainment, Inc.
Balance Sheet


                                                                       May 31,
                                                                        1997
                                                                        ----
Liabilities and Capital Deficit

Current liabilities:
  Debenture payable (Note 4)                                        $    25,000
  Accounts payable                                                      601,216
  Note payable to stockholders (Note 5)                                   7,185
  Accrued expenses:
    Payroll                                                              44,107
    Interest                                                             40,789
    Other                                                               135,605
  Current maturities of long-term debt (Note 6)                         110,708
  Current portion of obligations under capital leases (Note 7)           52,570
                                                                    -----------
         Total current liabilities                                    1,017,180

Long-term debt, less current maturities (Note 6)                        222,539
                                                                    -----------

         Total liabilities                                            1,239,719
                                                                    -----------

Commitments and contingencies (Note 7)

Redeemable common stock (Note 7)                                        100,000

Capital deficit (Notes 6 and 9):
  Common stock, $.001 par value, shares authorized 50,000,000;
    issued 510,857                                                          511
  Additional paid-in capital                                          5,214,113
  Accumulated deficit                                                (5,678,938)
                                                                    -----------
                                                                       (464,314)

Less: Treasury stock, at cost, 9,750 shares                              91,240
                                                                    -----------

         Total capital deficit                                         (555,554)
                                                                    -----------

                                                                    $   784,165
                                                                    ===========


           See accompanying summary of significant accounting policies and notes to financial statements.


Imagica Entertainment, Inc.
Statements of Operations

                                                           Year ended May 31,
                                                          1997           1996
                                                          ----           ----

Sales                                                  $ 3,158,086    $ 4,716,119
Cost of sales                                            2,376,499      3,713,906
                                                       -----------    -----------

         Gross profit                                      781,587      1,002,213

Operating expenses                                       1,118,224      1,204,544
Consulting expenses paid by issuance of common stock     2,861,406         36,960
Write off of due from stockholder and affiliate            518,788           --
Write off of notes receivable                               72,500           --
                                                       -----------    -----------

         Loss from operations                           (3,789,331)      (239,291)
                                                       -----------    -----------

Other income (expenses):
  Interest                                                (245,737)      (113,385)
  Write off of equipment not yet placed in service        (206,632)       (39,720)
  Loss on disposal of property and equipment               (95,554)          --
  Other                                                        474         (9,281)
                                                       -----------    -----------

                                                          (547,449)      (162,386)
                                                       -----------    -----------

Net loss                                               $(4,336,780)   $  (401,677)
                                                       ===========    ===========

Loss per share                                         $    (13.11)   $     (3.81)
                                                       ===========    ===========

Weighted average common shares outstanding                 330,711        105,316
                                                       ===========    ===========



           See accompanying summary of significant accounting policies and notes to financial statements.


Imagica Entertainment, Inc.
Statements of Stockholders' Equity (Capital Deficit)

                                                                                 Additional
                                                          Common Stock             Paid-in            Treasury Stock
                                                     Shares          Amount        Capital         Shares        Amount
                                                     ------          ------        -------         ------        ------

Balance, May 31, 1995, as previously reported          163,533    $       164    $ 1,743,469          8,500   $   (85,000)

Rescission of merger (Note 2)                          (58,009)           (58)      (117,822)          --            --
                                                   -----------    -----------    -----------    -----------   -----------

Balance, May 31, 1995, as restated                     105,524            106      1,625,647          8,500       (85,000)

Purchase of treasury stock in settlement
  of lawsuit (Note 11)                                    --             --             --            1,250        (6,240)

Issuance of common stock for consulting services        14,000             14         36,946           --            --

Net loss                                                  --             --             --             --            --
                                                   -----------    -----------    -----------    -----------   -----------

Balance, May 31, 1996                                  119,524            120      1,662,593          9,750       (91,240)

Sale of common stock                                   100,000            100         19,900           --            --

Issuance of common stock for consulting services       120,541            120      2,861,286           --            --

Conversion of debentures and accrued interest           97,667             98        303,749           --            --

Common stock issued for reduction in
  amounts due stockholder                               60,000             60        215,940           --            --

Exercise of stock options                               13,125             13         17,312           --            --

Reduction of note receivable                              --             --             --             --            --

Write off of note receivable                              --             --             --             --            --

Beneficial conversion feature on issuance
  of convertible debentures                               --             --          133,333           --            --

Net loss                                                  --             --             --             --            --
                                                   -----------    -----------    -----------    -----------   -----------

Balance, May 31, 1997                                  510,857    $       511    $ 5,214,113          9,750   $   (91,240)
                                                   ===========    ===========    ===========    ===========   ===========


Imagica Entertainment, Inc.
Statements of Stockholders' Equity (Capital Deficit)
(Continued)

                                                      Notes
                                                    Receivable
                                                     Arising
                                                     from the
                                                    Exercise of
                                                      Stock       Accumulated
                                                     Options        Deficit
                                                     -------        -------

Balance, May 31, 1995, as previously reported      $  (250,000)   $(1,497,037)

Rescission of merger (Note 2)                             --          940,006
                                                   -----------    -----------

Balance, May 31, 1995, as restated                    (250,000)      (557,031)

Purchase of treasury stock in settlement
  of lawsuit (Note 11)                                    --             --

Issuance of common stock for consulting services          --             --

Net loss                                                  --         (785,127)
                                                   -----------    -----------

Balance, May 31, 1996                                 (250,000)    (1,342,158)

Sale of common stock                                      --             --

Issuance of common stock for consulting services          --             --

Conversion of debentures and accrued interest             --             --

Common stock issued for reduction in
  amounts due stockholder                                 --             --

Exercise of stock options                                 --             --

Reduction of note receivable                           177,500           --

Write off of note receivable                            72,500           --

Beneficial conversion feature on issuance
  of convertible debentures                               --             --

Net loss                                                  --       (4,336,780)
                                                   -----------    -----------

Balance, May 31, 1997                              $      --      $(5,678,938)
                                                   ===========    ===========


           See accompanying summary of significant accounting policies and notes to financial statements.


Imagica Entertainment, Inc.
Statements of Cash Flows


                                                                        Year ended May 31,
                                                                       1997           1996
                                                                       ----           ----

Cash flows from operating activities:
  Net loss                                                         $(4,336,780)   $  (401,677)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
      Depreciation and amortization                                    146,482        200,814
      Interest expense from beneficial conversion feature              133,333           --
      Write off of due from stockholder and affiliate                  518,788           --
      Issuance of common stock for payment of interest                  48,240           --
      Write off of notes receivable                                     72,500           --
      Issuance of common stock as payment of consulting services     2,861,406         36,960
      Write off of equipment not yet placed in service                 206,632         39,720
      Loss on disposal of property and equipment                        95,554           --
      Cash provided by (used for):
        Accounts receivable                                            166,576        139,814
        Inventories                                                    110,697         69,985
        Prepaid expenses                                                35,936         15,893
        Accounts payable                                                 8,593         93,475
        Accrued expenses                                                28,814         40,333
                                                                   -----------    -----------

Net cash provided by operating activities                               96,771        235,317
                                                                   -----------    -----------

Cash flows from investing activities:
  Increase in other assets                                                 506         10,198
  Advances to affiliate                                               (107,963)          --
                                                                   -----------    -----------

Net cash provided by (used for) investing activities                  (107,457)        10,198
                                                                   -----------    -----------

Cash flows from financing activities:
  Proceeds from issuance of common stock                                20,000           --
  Proceeds from issuance of debentures payable                         175,000           --
  Principal payments of stockholder note payable                       (20,040)       (21,765)
  Principal payments on long-term debt                                 (81,647)      (123,964)
  Principal payments on capital lease obligations                      (15,500)       (99,786)
                                                                   -----------    -----------

Net cash provided by (used for) financing activities                    77,813       (245,515)
                                                                   -----------    -----------

Net increase in cash                                                    67,127           --
Cash, beginning of year                                                   --             --
                                                                   -----------    -----------

Cash, end of year                                                  $    67,127    $      --
                                                                   ===========    ===========



           See accompanying summary of significant accounting policies and notes to financial statements.

Imagica Entertainment, Inc.
Summary of Significant Accounting Policies


Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market and consist of raw materials.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for financial reporting and by accelerated methods for income tax purposes.

Capital leases are recorded at the lower of fair market value or the present value of future minimum lease payments. Assets under capital leases are depreciated by the straight-line method over their useful lives.

Revenue Recognition

Sales are recognized upon shipment of products to customers.

Loss Per Share

Loss per share is based on the weighted average number of common shares outstanding during each period after giving effect to the reverse stock splits (see Note 9). Common stock equivalents have been excluded from the loss per share calculations since their effect would be antidilutive.

Taxes on Income

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Imagica Entertainment, Inc.
Summary of Significant Accounting Policies


Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 1997.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, trade receivables, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's long-term debt is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

Impairment of Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," (SFAS 121) during fiscal 1997. SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. As a result of the adoption of SFAS 121, the Company recorded $41,110 as an impairment loss in fiscal 1997 for certain equipment no longer in use which is included in loss on disposal of property and equipment in the statement of operations.

Stock Based Compensation

The Company adopted Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") during 1997. However, as permitted by SFAS 123, the Company has elected to continue to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for stock based compensation to employees.

Stock options granted to non-employees are valued using a Black-Scholes option pricing model with appropriate assumptions for risk free investment rates, expected lives, dividend yields and volatility factors. The value of options granted to non-employees is charged to appropriate asset or expense accounts when the options are granted.

Imagica Entertainment, Inc.
Summary of Significant Accounting Policies


Recent Accounting Pronouncements

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"). SFAS 128 establishes new standards for computing and presenting earnings per share ("EPS"). Specifically, SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS, requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997. The adoption of SFAS 128 is not expected to have a material effect on the Company's financial statements.

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("FAS 130") and No. 131, "Disclosure about Segments of an Enterprise and Related Information," ("FAS 131"). FAS 130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. FAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both FAS 130 and FAS 131 are effective for periods beginning after December 15, 1997. FAS 130 and FAS 131 are not expected to have a material impact on the Company's financial statements.

Reclassifications

Certain reclassifications have been made to the financial statements for the year ended May 31, 1996 to conform with classifications used in the financial statements for the year ended May 31, 1997.

Imagica Entertainment, Inc.
Notes to Financial Statements


1.   Nature of Operations

     Imagica Entertainment, Inc. (the "Company"), formerly known as Ranger International, Inc., was incorporated in January 1987 and is engaged in the design, manufacturing and marketing of customized signs, banners, flags and point-of-purchasing ("P-O-P") displays. The Company's headquarters and manufacturing facilities are located in Ocala, Florida.

2.   Rescission of Merger

     On May 29, 1996, the Company consummated a merger with Imagica, Inc. ("Imagica") with Imagica becoming a wholly-owned subsidiary of the Company. The Company issued 62,491 shares of its common stock for all outstanding shares of all classes of Imagica capital stock. The merger was accounted for as a pooling of interests and the consolidated financial statements of the Company for fiscal 1996 and 1995 were restated to include the accounts and results of operations of Imagica.

     In May 1997, the Company filed a petition for relief under Chapter 11 of the Bankruptcy Code. In September 1997, the Board and the President of the Company were replaced, and in November 1997, a move for an Order to Dismiss the Company from bankruptcy was filed by the new management. In February 1998, the bankruptcy court granted the motion to dismiss without the requirement for a Reorganization Plan. While under bankruptcy, the new management determined that the merger was not done in the best interests of the Company, and in September 1997, the new Board authorized the rescission of the merger and the Company is seeking the return of the 62,491 shares, of which 8,598 have been returned to date. In the opinion of the Company's legal counsel, these shares do not possess the rights of stockholders attributable to them and therefore have not been included in the outstanding shares of the Company. As a result of the rescission of this merger, the financial statements were restated to exclude the accounts and results of operations of Imagica for all periods presented herein.

Imagica Entertainment, Inc.
Notes to Financial Statements


3.   Property and Equipment

     Property and equipment are summarized as follows:

                                                Useful Lives
                                                ------------

     Furniture, fixtures and equipment          3 - 10 years       $  1,032,409
     Equipment under capital leases             5 - 10 years            185,111
     Leasehold improvements                          4 years            163,549
     Vehicles                                        5 years             18,763
                                                                   ------------

                                                                      1,399,832
     Less accumulated depreciation
           and amortization                                           1,168,338
                                                                   ------------
                                                                   $    231,494
                                                                   ============


     Accumulated depreciation on equipment under capital leases was $160,675 as of May 31, 1997.

     All property and equipment is pledged as collateral (see Note 6).

4.   Debenture Payable

     Debenture note payable amounting to $25,000 as of May 31, 1997 is unsecured, bears interest at 8% and is currently due to a third party. The conversion feature of this debenture expired in July 1995.

5.   Note Payable to Stockholder

     The Company has a note payable to a stockholder amounting to $7,185 at May 31, 1997. The note bears interest at 12% and matures in 1998.

Imagica Entertainment, Inc.
Notes to Financial Statements


6.   Long-Term Debt

     Long-term debt consists of the following:


     Note payable  to a  bank,  bearing  interest  at  9.5%,
          principal  of $5,000  plus  interest  due  monthly
          until August 1998 when the  remaining  outstanding
          principal   and   accrued    interest   are   due,
          collateralized   by   substantially   all  of  the
          Company's assets.  This note is also guaranteed by
          the Company's past president.                           $   235,750


     Note payable to a former stockholder,  bearing interest
          at 7%,  principal and interest  payable in monthly
          installments   of   $2,356   through   May   1999,
          collateralized  by 8,500 shares of treasury  stock
          held by the Company.                                         57,342


     Various  notes   payable,   bearing   interest  at  9%,
          principal   and   interest   payable   in  monthly
          installments   of  $799  through   November  1998,
          collateralized by certain Company vehicles.                   6,018


     Note payable  bearing  interest  at 8%,  principal  and
          interest payable in monthly installments of $1,000
          through   December   1998,   when  the   remaining
          principal is due, collateralized by equipment.               34,137
                                                                  -----------

                                                                      333,247
     Less current maturities                                         (110,708)
                                                                  -----------

     Total long-term debt                                         $   222,539
                                                                  ===========


     The aggregate maturities of long-term debt maturing in future years is as follows as of May 31, 1997:

                       1998                  $  110,708
                       1999                     222,539
                                             ----------

                                             $  333,247
                                             ==========

Imagica Entertainment, Inc.
Notes to Financial Statements


7.   Commitments and Contingencies

     Leases
     ------

     The Company leases its main operating facility from a partnership that consists of two of the Company's stockholders. The lease is a five-year operating lease expiring in September 1999 and contains an option to purchase the land and building for $500,000 at any time during the lease. The Company leases additional warehouse space from third parties expiring at various dates through 2000. The Company also leases certain equipment under capital leases, expiring at various dates through 1998.

     The following is a schedule by years as of May 31, 1997 of (1) future minimum lease payments under capital leases, together with the present value of the net minimum lease payments and (2) future minimum rental payments required under operating leases that have initial or remaining terms in excess of one year:

                                                     Capital    Operating
                                                      Leases     Leases
                                                      ------     ------

       1998                                         $  57,438   $ 60,000
       1999                                              --       60,000
       2000                                              --       20,000
                                                    ---------   --------


       Total net minimum lease payments                57,438   $140,000
                                                                ========

       Less amount representing interest                4,868
                                                    ---------

       Present value of net minimum lease payments     52,570

       Less current portion                            52,570
                                                    ---------

       Long-term obligations under capital leases   $    --
                                                    =========


     Rental expense amounted to approximately $140,000 and $156,000 for the years ended May 31, 1997 and 1996, respectively. The rental expense includes amounts for leases with its stockholders of approximately $64,000 during the years ended May 31, 1997 and 1996.

Imagica Entertainment, Inc.
Notes to Financial Statements


     Guarantees
     ----------

     In 1989, a stockholder of the Company purchased $100,000 of common stock. In connection with the transaction, the Company and its past president have jointly and severally agreed to repurchase such stock for its cost of $100,000 upon the death of said stockholder, provided the beneficiaries wish to sell the stock.

     Litigation
     ----------

     During fiscal 1997, the Company's Board of Directors authorized, and the Company issued, 25,000 common shares for the conversion of $50,000 of debentures payable in complete satisfaction of the debt. The debenture holder contends that the 25,000 shares were to be issued in addition to the repayment of the debt, and therefore, the $50,000 remains outstanding. The debenture holder has threatened litigation to settle this matter.

     In the normal course of conducting its business, the Company is involved in various other litigation. The Company is not a party to any litigation which its management believes could result in any judgments against it that would have a material adverse affect on the Company's financial position or results of operations.

     SEC Enforcement
     ---------------

     The Company is currently under a private investigation by the Securities and Exchange Commission ("SEC") Enforcement Division regarding "In the Matter of Certain Stock Advertisements." According to the SEC, this investigation is confidential and should not be construed as an indication by the SEC that any violations of law have occurred, or as an adverse reflection upon any person, entity or security.

Imagica Entertainment, Inc.
Notes to Financial Statements


8.   Income Taxes

     The components of the net deferred income tax assets consist of the following:


              Deferred tax assets:
                    Net operating loss carryforwards   $ 622,000
                    Inventory                             21,000
                    Other                                  9,000
                                                       ---------

              Gross deferred income tax assets           652,000
              Valuation allowance                       (642,000)
                                                       ---------

              Total deferred income tax assets            10,000
                                                       ---------

              Deferred income tax liabilities:
                    Depreciation                         (10,000)
                                                       ---------

              Net deferred income tax assets           $    --
                                                       =========


     The change in the valuation allowance for deferred tax assets was an increase of approximately $264,000 during 1997. The deferred tax asset of approximately $622,000 related to the tax benefit of these losses has been offset by a valuation allowance due to the uncertainty of its realization.

     The following summary reconciles differences from taxes at the federal statutory rate with the effective rate:

                                                        1997     1996
                                                        ----     ----

           Federal income taxes at statutory rates    (34.0%)  (34.0%)

           Losses without tax benefits                 34.0%    34.0%
                                                      ------   ------

           Income taxes at effective rates                0%       0%
                                                      ======   ======


     Unused net operating losses (NOLs) for income tax purposes, expiring in various amounts from 2007 to 2012 of approximately $1.6 million, are available at May 31, 1997 for carryforward against future years' taxable income. As a result of various stock issuances, the use of these NOLs may be limited under the provisions of section 382 of the Internal Revenue Code of 1986, as amended.

Imagica Entertainment, Inc.
Notes to Financial Statements


9.   Capital Stock

     Employee Stock Options and Notes Receivable
     -------------------------------------------

     Stock options were granted to certain key employees of the Company under an incentive stock option plan adopted in 1994. The plan provided for the granting of up to 25,000 options. During 1995, the Company granted employees 25,000 options under this plan at a purchase price of $10.00. The options were granted at or above fair market value, and no compensation expense was recorded. All of the 25,000 options were exercised during 1995, and as allowed under the 1994 stock option plan, payment for the shares was made in the form of ten-year promissory notes. The notes receivable were reduced by $177,500 during 1997 in the form of a reduction in the amount due stockholder. The remaining $72,500 was written off during 1997.

     Non-Plan Stock Options
     ----------------------

     The Company granted stock options to certain consultants of the Company which were not issued under stock option plans. The options were granted at or above fair market value, and no compensation expense was recorded. The options are exercisable over a ten-year period from the date of grant and are summarized as follows:

                                                    Option Price
                                          Shares      Per Share
                                          ------      ---------

               Balance, May 31, 1995      25,000    $2.40 - 40.00
                     Canceled            (14,000)   $2.40 - 40.00
                                         -------    -------------

               Balance, May 31, 1996      11,000    $2.40 - 40.00
                     Canceled            (11,000)   $2.40 - 40.00
                                         -------    -------------

               Balance at May 31, 1997      --               --
                                         =======    =============


     Stock Warrants
     --------------

     During 1995, the Company issued 5,000 common stock warrants in connection with financial consulting agreements. The warrants were granted at or above fair market value, and no compensation expense was recorded. The warrants were exercisable upon issuance and have no expiration date. None of these warrants have been exercised. Information relating to these warrants is summarized as follows:


                   Number of                 Exercise
                    Shares                     Price
                    ------                     -----

                     2,500                    $40.00
                     2,500                     80.00
                     =====                     =====


     Stock Splits and Authorized Shares
     ----------------------------------

     In May 1996, the Board of Directors authorized an 1-for-8 reverse stock split for shareholders of record as of May 22, 1996. In July 1996, the Board of Directors authorized an increase in the number of authorized shares of common stock from 6,250,000 to 50,000,000. In October 1997, the Board of Directors authorized a 1-for-10 reverse stock split for shareholders of record as of November 6, 1997. All common shares and per share amounts have been adjusted to give effect to the reverse stock splits and increase in authorized shares.

Imagica Entertainment, Inc.
Notes to Financial Statements


10.  Supplemental Cash Flow Information

     Supplemental cash flow information is as follows:

                                                          1997         1996
                                                          ----         ----

 Cash paid for interest                                $  252,789   $  100,399
 Noncash financing and investing activities:
    Disposal of land for purchase of treasury stock
       and reduction of note payable and redeemable
       common stock in connection with settlement of
       lawsuit (see Note 11)                                 --        239,490
    Issuance of common stock as payment
       for consulting services                          2,861,406       36,960
    Reduction of note receivable paid by
       increase in amounts due stockholder                177,500         --
    Exercise of stock options paid by increase
       in amount due stockholder                           17,325         --
    Increase in due stockholder for issuance
       of common stock                                    216,000         --
    Conversion of debentures and accrued interest         303,847         --
                                                       ==========   ==========

11.  Litigation Settlement

     In July 1992, the Company purchased land for future development from an unrelated third party (the "seller") for total consideration of approximately $240,000 (consisting of cash of $150,500, of which $125,000 was borrowed from a bank, and 1,250 shares of the Company's common stock). In connection with this transaction, the Seller had the option to require the Company to repurchase the common stock for $106.40 per share if he remained owner of such shares on July 15, 1994. Subsequent to May 31, 1994, the Seller elected to require the Company to repurchase the common stock for $106.40 per share. The past president of the Company has personally guaranteed this repurchase. A current liability of $133,250 was recognized as of May 31, 1994 for the redemption value of the common stock. In October 1994, the seller filed a complaint for breach of contract and enforcement of guarantee against the Company and the Company's past president.

     During 1996, a settlement was reached between the Company and the seller. The Company was released of the $133,250 liability, and the seller was required to repay the remaining balance owed the bank of $100,000 in exchange for the return of the land and 1,250 shares of common stock.

Imagica Entertainment, Inc.


Financial Statements
As of May 31, 1998
and for the Years Ended May 31, 1998 and 1997

Report of Independent Certified Public Accountants


To the Board of Directors and Stockholders
Imagica Entertainment, Inc.


We have audited the accompanying balance sheet of Imagica Entertainment, Inc. as of May 31, 1998, and the related statements of operations, capital deficit and cash flows for each of the two years in the period ended May 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imagica Entertainment, Inc. at May 31, 1998, and the results of its operations and its cash flows for each of the two years in the period ended May 31, 1998 in conformity with generally accepted accounting principles.



                                                       /s/ BDO Seidman, LLP
                                                       --------------------
                                                       BDO Seidman, LLP
Orlando, Florida
September 23, 1998, except for Note 6,
   as to which the date is October 14, 1998

Imagica Entertainment, Inc.
Balance Sheet

                                                                        May 31,
                                                                         1998
                                                                         ----

Assets (Note 6)

Current:
Accounts receivable, less allowance for
  possible losses of $9,616 (Note 5)                                    $495,263
Inventories                                                              194,922
Prepaid expenses                                                          36,588
                                                                        --------

       Total current assets                                              726,773

Property and equipment, net (Note 2)                                     172,245

Other assets                                                              12,726
                                                                        --------

                                                                        $911,744
                                                                        ========


           See accompanying summary of significant accounting policies and notes to financial statements.

Imagica Entertainment, Inc.
Balance Sheet

                                                                       May 31,
                                                                        1998
                                                                        ----

Liabilities and Capital Deficit

Current liabilities:
  Bank overdraft                                                    $    31,103
  Accounts payable                                                      211,045
  Debenture payable (Note 3)                                             25,000
  Convertible notes payable, net of discount (Note 4)                    31,438
  Customer deposits                                                      43,373
  Accrued expenses
    Payroll and related taxes                                            71,351
    Other                                                                56,637
  Current maturities of long-term debt (Note 6)                         112,904
  Current portion of obligations under capital leases (Note 7)           21,345
                                                                    -----------

         Total current liabilities                                      604,196

Due to related party (Note 5)                                           370,883
Note payable to related party (Note 5)                                  154,000
Long-term debt, less current maturities (Note 6)                         93,973
                                                                    -----------

         Total liabilities                                            1,223,052
                                                                    -----------

Commitments and contingencies (Note 7)                                     --

Redeemable common stock (Note 7)                                        100,000

Capital deficit (Note 9):
  Common stock, $.001 par value, shares authorized
    50,000,000; issued 2,161,357
                                                                          2,162
  Additional paid-in capital                                          7,566,484
  Accumulated deficit                                                (7,876,514)
                                                                    -----------

                                                                       (307,868)
  Less:  Treasury stock, at cost, 27,250 shares                         103,440
                                                                    -----------

         Total capital deficit                                         (411,308)
                                                                    -----------

                                                                    $   911,744
                                                                    ===========

           See accompanying summary of significant accounting policies and notes to financial statements.

Imagica Entertainment, Inc.
Statements of Operations

                                                          Year ended May 31,
                                                     --------------------------
                                                         1998           1997
                                                         ----           ----

Sales                                                $ 2,908,475    $ 3,158,086
Cost of sales                                          2,161,343      2,376,499
                                                     -----------    -----------

        Gross profit                                     747,132        781,587

Operating expenses                                     1,021,185      1,118,224
Compensation and consulting expenses paid by
  issuance of common stock                               206,640      2,861,406
Write off of due from stockholder and affiliate             --          518,788
Write off of notes receivable                               --           72,500
                                                     -----------    -----------

         Loss from operations                           (480,693)    (3,789,331)
                                                     -----------    -----------

Other income (expenses):
  Interest (Notes 4 and 5)                            (1,760,804)      (245,737)
  Write off of equipment not yet placed in service          --         (206,632)
  Loss on disposal of property and equipment              (2,098)       (95,554)
  Other                                                   46,019            474
                                                     -----------    -----------

                                                      (1,716,883)      (547,449)
                                                     -----------    -----------

  Net loss                                           $(2,197,576)   $(4,336,780)
                                                     ===========    ===========


  Basic loss per share                               $     (3.33)   $    (13.11)
                                                     ===========    ===========

  Weighted average common shares outstanding             660,857        330,711
                                                     ===========    ===========

           See accompanying summary of significant accounting policies and notes to financial statements.


Imagica Entertainment, Inc.
Statements of Capital Deficit

                                                                                                               Notes
                                                                                                            Receivable
                                                                                                              Arising
                                                                                                             from the
                                                Common Stock         Additional        Treasury Stock        Exercise
                                            ----------------------     Paid-in     ----------------------    of  Stock   Accumulated
                                              Shares      Amount       Capital      Shares        Amount      Options      Deficit
------------------------------------------------------------------------------------------------------------------------------------

Balance, May 31, 1996                         119,524   $      120   $1,662,593        9,750   $  (91,240)     (250,00)   (1,342,15)

Sale of common stock                          100,000          100       19,900         --           --            --            --

Issuance of common stock for
  consulting services                         120,541          120    2,861,286         --           --            --            --

Conversion of debentures and
  accrued interest                             97,667           98      303,749         --           --            --            --

Common stock issued for reduction
  in amounts due stockholder                   60,000           60      215,940         --           --            --            --

Exercise of stock options                      13,125           13       17,312         --           --            --            --

Reduction of note receivable (Note 9)            --           --           --           --           --         177,500          --

Write off of note receivable (Note 9)            --           --           --           --           --          72,500          --

Beneficial conversion feature on
  issuance of convertible debentures             --           --        133,333         --           --            --            --

Net loss                                         --           --           --           --           --            --     (4,336,78)
                                           ----------   ----------   ----------   ----------   ----------    ----------  ----------

Balance, May 31, 1997                         510,857          511    5,214,113        9,750      (91,240)         --     (5,678,93)

Sale of common stock                          300,000          300       29,700         --           --            --            --

Issuance of common stock as
  compensation to employees                   150,500          151      206,489         --           --            --            --

Common stock issued for reduction
  in amounts due related party (Note 5)     1,200,000        1,200      238,800         --           --            --            --

Beneficial conversion feature on common
  stock issued for  reduction in amounts
  due related party (Note 5)                     --           --      1,484,400         --           --            --            --

Issuance of stock options for purchase
  of treasury stock (Note 9)                     --           --         12,200       17,500      (12,200)         --            --

Beneficial conversion feature on issuance
  of convertible notes payable (Note 4)          --           --        380,782         --           --            --            --

Net loss                                         --           --           --           --           --            --     (2,197,57)
                                           ----------   ----------   ----------   ----------   ----------    ----------  ----------

Balance, May 31, 1998                       2,161,357   $    2,162   $7,566,484       27,250   $ (103,440)         --    $(7,876,51)
                                           ==========   ==========   ==========   ==========   ==========    ==========  ==========



           See accompanying summary of significant accounting policies and notes to financial statements.




Imagica Entertainment, Inc.
Statements of Cash Flows

                                                                       Year ended May 31,
                                                                 --------------------------
                                                                      1998          1997
                                                                      ----          ----

Cash flows from operating activities:
  Net loss                                                       $(2,197,576)    (4,336,780)
  Adjustments to reconcile net loss to net cash provided by
   (used for) operating activities:
    Depreciation and amortization                                     82,745        146,482
    Interest expense from beneficial conversion features           1,696,620        133,333
    Write off of due from stockholder and affiliate                     --          518,788
    Issuance of common stock for payment of interest                    --           48,240
    Write off of notes receivable                                       --           72,500
    Issuance of common stock as compensation                         206,640           --
    Issuance of common stock as payment of consulting services          --        2,861,406
    Write off of equipment not yet placed in service                    --          206,632
    Loss on disposal of property and equipment                         2,098         95,554
    Cash provided by (used for):
      Accounts receivable                                           (178,732)       166,576
      Inventories                                                    (65,073)       110,697
      Prepaid expenses                                                (3,701)        35,936
      Accounts payable                                               138,407          8,593
      Customer deposits                                               (4,617)          --
      Accrued expenses                                               (44,523)        28,814
                                                                 -----------    -----------

Net cash provided by (used for) operating activities                (367,712)        96,771
                                                                 -----------    -----------

Cash flows from investing activities:
  Purchase of property and equipment                                 (11,334)          --
  Advances to affiliate                                                 --         (107,963)
  Increase (decrease) in other assets                                 (6,449)           506
                                                                 -----------    -----------

Net cash used for investing activities                               (17,783)      (107,457)
                                                                 -----------    -----------

Cash flows from financing activities:
  Increase in bank overdraft                                          31,103           --
  Proceeds from issuance of common stock                              30,000         20,000
  Proceeds from issuance of convertible notes payable                200,000           --
  Proceeds from issuance of debentures payable                          --          175,000
  Net advances under note payable to related party                   154,000           --
  Principal payments of stockholder note payable                        --          (20,040)
  Principal payments on long-term debt                               (76,213)       (81,647)
  Principal payments on capital lease obligations                    (20,522)       (15,500)
                                                                 -----------    -----------

Net cash provided by financing activities                            318,368         77,813
                                                                 -----------    -----------

Net increase  (decrease) in cash                                     (67,127)        67,127

Cash, beginning of year                                               67,127           --
                                                                 -----------    -----------

Cash, end of year                                                $      --      $    67,127
                                                                 ===========    ===========


                 See accompanying summary of significant accounting policies and notes to financial statements.

Imagica Entertainment, Inc.
Summary of Significant Accounting Policies


Inventories
-----------

Inventories are valued at the lower of cost (first-in, first-out) or market and consist of raw materials.

Property, Equipment and Depreciation
------------------------------------

Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for financial reporting and by accelerated methods for income tax purposes.

Capital leases are recorded at the lower of fair market value or the present value of future minimum lease payments. Assets under capital leases are depreciated by the straight-line method over their useful lives.

Revenue Recognition
-------------------

Sales are recognized upon shipment of products to customers.

Loss per Share
--------------

Loss per share is based on the weighted average number of common shares outstanding during each period after giving effect to the reverse stock splits (see Note 9). Potential common shares have been excluded from the loss per share calculations since their effect would be antidilutive.

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"). SFAS 128 establishes new standards for computing and presenting earnings per share ("EPS"). Specifically, SFAS primary EPS with a presentation of basic EPS, requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS c denominator of the diluted EPS computation. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997. The adoption of SFAS 128 did not have a material effect on the Company's EPS presentation for 1998 and 1997 since the effects of potential common shares are antidilutive.

Imagica Entertainment, Inc.
Summary of Significant Accounting Policies


Taxes on Income
---------------

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and f attributable to temporary differences and carryforwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Impairments
-----------

Long-lived assets are evaluated for impairment when events change or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable. When any such impairment exists, the related assets will be written down to fair value.


Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments
-----------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 1998.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include trade receivables, bank overdraft, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The Company's long-term debt is variable rate debt, and accordingly, the carrying amount approximates fair value.

Imagica Entertainment, Inc.
Summary of Significant Accounting Policies


Stock-Based Compensation
------------------------

The Company adopted Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") during 1997. However, as permitted by SFAS 123, the Company has elected to continue to follow Accounting Principles Board Opinion No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") during 1997. However, as permitted by SFAS 123, the Company has elected to continue to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for stock-based compensation to employees.

Stock options granted to non-employees are valued using a Black-Scholes option pricing model with appropriate assumptions for risk free investment rates, expected lives, dividend yields and volatility factors. The value of options granted to non-employees is charged to appropriate expense accounts when the options are granted.

Recent Accounting Pronouncements
--------------------------------

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("FAS 130") and No. 131, "Disclosure about Segments of an Enterprise and Related Information," ("FAS 131"). FAS 130 Accounting reporting and displaying comprehensive income, its components and accumulated balances. FAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected in Pronouncements in interim financial statements issued to the public. Both FAS 130 and FAS 131 are effective for periods beginning after December 15, 1997. FAS 130 and FAS 131 are not expected to have a material impact on the Company's financial statements.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). FAS 133 requires companies to recognize all derivative contracts as either balance sheet and to measure them at fair value. FAS 133 is effective for periods beginning after June 15, 1999. Historically, the Company has not entered into derivative contracts. Accordingly, FAS 133 is not expected to affect the Company's financial statements.

"Accounting for Derivative Instruments and Hedging Activities" (FAS 133). FAS 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. FAS 133 is effective for periods beginning after June 15, 1999. Historically, the Company has not entered into derivative contracts. Accordingly, FAS 133 is not expected to affect the Company's financial statements.

Reclassifications
-----------------

Certain reclassifications have been made to the financial statements for the year ended May 31, 1997 to conform with classifications used in the financial statements for the year ended May 31, 1998.

Imagica Entertainment, Inc.
Summary of Significant Accounting Policies


1.   Nature of Operations

     Imagica Entertainment, Inc. (the "Company"), formerly known as Ranger International, Inc., was incorporated in January 1987 and is engaged in the design, manufacturing and marketing of customized signs, banners, flags and point-of-purchasing ("P-O-P") displays. The Company's headquarters and manufacturing facilities are located in Ocala, Florida.


2.   Property and Equipment

     Property and equipment are summarized as follows:


                                                 Useful Lives

     Furniture, fixtures and equipment           3 - 10 years      $   997,101
     Equipment under capital leases              5 - 10 years          198,611
     Leasehold improvements                           4 years          157,003
     Vehicles                                         5 years           18,763
                                                                   -----------
                                                                     1,371,478
     Less accumulated depreciation
       and amortization                                              1,199,233
                                                                   -----------

                                                                   $   172,245
                                                                   ===========

     Accumulated depreciation on equipment under capital leases was $150,486 and $160,675 as of May 31, 1998 and 1997, respectively.

     All property and equipment is pledged as collateral (see Note 6).


3.   Debenture Payable

     Debenture note payable amounting to $25,000 as of May 31, 1998 is unsecured, bears interest at 8% and is currently due to a third party. The conversion feature of this debenture expired in July 1995.

Imagica Entertainment, Inc.
Summary of Significant Accounting Policies


4.   Convertible Notes Payable

     The Company issued convertible notes payable in fiscal 1998 amounting to $200,000. The notes bear interest at 9.5% and are due one year from the date of issuance. The notes are convertible into common stock of the Company 90 days after issuance at a conversion price equal to 50% of the quoted market price on the conversion date. The maximum conversion price is $.25 per share of common stock. The difference between the conversion price and the quoted market price of the common stock at the date of issuance was $380,782. This beneficial conversion feature was recorded as a debt discount and is being amortized to interest expense from the date of issuance of the notes to the date the notes first became convertible. During fiscal 1998, $212,220 was recorded as interest expense. As of May 31, 1998, the unamortized debt discount was $168,562. Subsequent to May 31, 1998, all of these notes were converted into 819,532 shares of common stock.


5.   Related Party Transactions

     The Company issued a note payable to an affiliate owned by the Company's majority stockholder, which had an outstanding balance at May 31, 1998 of $154,000. The note bears interest at 9.75%, is due on demand any time after May 31, 1999 and is collateralized by a second security interest in the Company's accounts receivable. Subsequent to May 31, 1998, the affiliate converted $80,000 of the note payable into 400,000 shares of common stock at a conversion price of $.20 per share. The quoted market price at the date of conversion was $.86 per share, which will result in a charge to operations of $264,000 in fiscal 1999.

     This affiliate also assumed $610,883 of the Company's liabilities during fiscal 1998, which is due on demand any time after May 31, 1999. In May 1998, $240,000 was converted into 1,200,000 shares of common stock. The remaining balance of $370,883 is presented as due to related party on the balance sheet at May 31, 1998. The amount converted was at $.20 per share and the quoted market price was $1.437 per share on the date of conversion. The difference between the conversion price and the quoted market price of $1,484,400 was recorded as interest expense during fiscal 1998 with a corresponding increase to additional paid-in capital related to the beneficial conversion feature. Subsequent to May 31, 1998, this affiliate converted an additional $153,526 into 767,630 shares of common stock at a conversion price of $.20 per share. The quoted conversion was $.86 per share, which will result in a charge to operations of approximately $507,000 in fiscal 1999.


6.   Long-Term Debt

     Long-term debt consists of the following:


     Note  payable to bank,  bearing  interest at prime plus
     1%,  principal  of $10,000  plus  interest  due monthly
     until  September  2001 when the  remaining  outstanding
     principal and accrued interest are due,  collateralized
     by   substantially   all  of  the   Company's   assets,
     guaranteed by the Company's  majority  stockholders and
     corporate  attorney.  On  October  14,  1998,  when the
     outstanding  balance  of this  note was  $153,973,  the
     Company  obtained  additional  financing  of  $200,000,
     which was consolidated  into the existing note payable.
     The  interest  rate,  monthly  principal  payments  and
     maturity date of the note were modified  based upon the
     terms noted above.                                              $  173,886

     Note  payable  bearing  interest at 8%,  principal  and
     interest  payable  in  monthly  installments  of $1,000
     through December 1998, when the remaining  principal is
     due, collateralized by equipment.                                   21,637

     Other                                                               11,354
                                                                     ----------

                                                                        206,877
     Less current maturities                                           (112,904)
                                                                     ----------

     Total long-term debt                                            $   93,973
                                                                     ==========

Imagica Entertainment, Inc.
Summary of Significant Accounting Policies


7.   Commitments and Contingencies

     Leases
     ------

     The Company leases its main operating facility from a partnership that consists of two of the Company's stockholders. The lease is a five-year operating lease expiring in September 1999 and contains an option to purchase the land and building for $500,000 at any time during the lease. The Company also leases certain equipment under capital and operating leases, expiring at various dates through 2002.

     The following is a schedule by years as of May 31, 1998 of (1) future minimum lease payments under capital leases, together with the present value of the net minimum lease payments and (2) future minimum rental payments required under operating leases that have of one year:


                                                     Capital        Operating
                                                     Leases           Leases
                                                     ------           ------

     1999                                          $  21,645       $   127,100
     2000                                               --              93,200
     2001                                               --              73,200
     2002                                               --               6,100
                                                   ---------       -----------

     Total net minimum lease payments                 21,645       $   299,600
                                                                   ===========

     Less amount representing interest                  (300)
                                                   ---------

     Present value of net minimum lease payments      21,345

     Less current portion                             21,345
                                                   ---------
     Long-term obligations under capital leases
                                                   $    --
                                                   =========

Imagica Entertainment, Inc.
Summary of Significant Accounting Policies


     Rental expense amounted to approximately $63,600 and $140,000 for the years ended May 31, 1998 and 1997, respectively. The rental expense includes amounts for leases with its stockholders of approximately $64,000 during the years ended May 31, 1998 and 1997.

     Guarantees
     ----------

     In 1989, a stockholder of the Company purchased $100,000 of common stock. In connection with the transaction, the Company and its past president have jointly and severally agreed to repurchase such stock for its cost of $100,000 upon the death of said stockholder provided the beneficiaries wish to sell the stock.

     Litigation
     ----------

     Subsequent to May 31, 1998, a lawsuit was filed against the Company by a stockholder who is the former wife of the past president (the "plaintiff"). The plaintiff was owed money from Imagica, Inc., a company owned by the past president which was merged into Imagica Entertainment, Inc. This merger was rescinded in September 1997 since the new management and Board of the Company determined the merger was not done in the best interest of the Company. During the period between the merger and the rescission of the merger, the past president, on behalf of the Company, signed an agreement with the plaintiff to pay her $290,493 (representing amounts due her from Imagica, Inc.) when the Company raised $4 million in a public offering. This agreement was not authorized by the Board, and a public offering was never completed. The Company has and plans to file a countersuit against the plaintiff. The Company and its counsel believe this claim has no merit and the outcome of this lawsuit will not have a material adverse affect on its financial position, liquidity or results of operations.

     In the normal course of conducting its business, the Company is involved in various other litigation. The Company is not a party to any litigation which its management believes could result in any judgments against it that would have a material adverse affect on results of operations.

     SEC Enforcement
     ---------------

     The Company is currently under a private investigation by the Securities and Exchange Commission ("SEC") Enforcement Division regarding "In the Matter of Certain Stock Advertisements." According to the SEC, this investigation is confidential and should not be construed as an indication by the SEC that any violations of law have occurred, or as an adverse reflection upon any person, entity or security. The Company and its counsel are unable to predict the outcome of this investigation but believe any action taken by the SEC will not have a material adverse affect on the Company's financial position or results of operations.


8.   Income Taxes

     The components of the net deferred income tax assets consist of the following:


              Deferred tax assets:
                 Net operating loss carryforwards   $ 729,000
                 Inventory                             15,000
                 Other                                 13,000
                                                    ---------

              Gross deferred income tax assets        757,000
              Valuation allowance                    (757,000)
                                                    ---------

              Net deferred income tax assets        $    --
                                                    =========

     The change in the valuation allowance for deferred tax assets was an increase of approximately $115,000 during 1998. The deferred tax asset of approximately $729,000 related to the tax benefit of the net operating losses has been offset by a valuation allowance realization.

Imagica Entertainment, Inc.
Summary of Significant Accounting Policies


     The following summary reconciles differences from taxes at the federal statutory rate with the effective rate:


                                                       1998     1997
                                                       ----     ----

           Federal income taxes at statutory rates    (34.0%)  (34.0%)

           Losses without tax benefits                 34.0%    34.0%
                                                       ----     ----

           Income taxes at effective rates                0%       0%
                                                       ====     ====

     Unused net operating losses (NOLs) for income tax purposes, expiring in various amounts from 2007 to 2013 of approximately $1.9 million, are available at May 31, 1998 for carryforward against future years' taxable income. As a result of various stock issuances, under the provisions of section 382 of the Internal Revenue Code of 1986, as amended.


9.   Capital Stock

     Nonemployee Stock Options and Treasury Stock
     --------------------------------------------

     In May 1998, the Company granted stock options to a nonemployee for the return of 17,500 shares of common stock. The fair value of the options of $12,200 was recorded as treasury stock. The fair value was determined using the Black-Scholes option pricing model with the following weighed-average assumptions: no dividend yield, an expected life of 3.25 years, expected volatility of 50% and a risk-free interest rate of 5.6%. The options are exercisable over 3.25 years from the date of grant and are summarized as follows:


                                                                Weighted-Average
                                               Weighted-Average   Fair Value of
                                      Shares   Exercise Price    Options Granted
                                      ------   --------------    ---------------

     Balance, May 31, 1997              --          $ --              $ --
       Granted, at market value       20,000         1.50              .61
                                      ------        -----             ----

     Balance, May 31, 1998            20,000        $1.50             $.61
                                      ======        =====             ====


     Employee Stock Options and Notes Receivable
     -------------------------------------------

     Stock options were granted to certain key employees of the Company under an incentive stock option plan adopted in 1994. The plan provided for the granting of up to 25,000 options. During 1995, the Company granted employees 25,000 options under this plan at a purchase price of $10.00. The options were granted at or above fair market value, and no compensation expense was recorded. All of the 25,000 options were exercised during 1995, and as allowed under the 1994 stock option plan, payment for the shares was made in the form of ten-year promissory notes. The notes receivable were reduced by $177,500 during 1997 in the form of a reduction in the amount due stockholder. The remaining $72,500 was written off during 1997.


     Stock Warrants
     --------------

     During 1995, the Company issued 5,000 common stock warrants in connection with financial consulting agreements. The warrants were granted at or above fair market value, and no compensation expense was recorded. The warrants were exercisable upon issuance and have no expiration date. None of these warrants have been exercised. Information relating to these warrants is summarized as follows:


                                                  Exercise
            Number of Shares                        Price
            ----------------                        -----

                 2,500                            $  40.00
                 2,500                            $  80.00
                                                  ========

Imagica Entertainment, Inc.
Summary of Significant Accounting Policies


     Stock Splits and Authorized Shares
     ----------------------------------

     In July 1996, the Board of Directors authorized an increase in the number of authorized shares of common stock from 6,250,000 to 50,000,000. In October 1997, the Board of Directors authorized a 1-for-10 reverse stock split for shareholders of record as of November 6, 1997. All common shares and per share amounts have been adjusted to give effect to the reverse stock split and increase in authorized shares.


10.  Supplemental Cash Flow Information

     Supplemental cash flow information is as follows:


                                                          1998         1997
                                                          ----         ----

 Cash paid for interest                                $   22,113   $  252,789
                                                       ==========   ==========

 Noncash financing and investing activities:
   Issuance of common stock as payment
     for consulting services and compensation          $  206,640   $2,861,406

   Reduction of note receivable paid by
     increase in amounts due stockholder                     --        177,500

   Liabilities assumed by related party                   610,883         --

   Capital lease obligation assumed by related party       24,963         --

   Long-term debt assumed by related party                 57,342         --

   Capital lease obligation incurred for
     the purchase of equipment                             14,260         --

   Exercise of stock options paid by increase
     in amount due stockholder                               --         17,325

   Common stock issued for reduction in
     amounts due related party                            240,000      216,000

   Issuance of stock options for purchase
     of treasury stock                                     12,200         --

   Conversion of debentures                                  --        303,847

   Interest expense from beneficial
     conversion features                                1,696,620      133,333

   Debt discount recorded for issuance of
     convertible notes payable at a discount              380,782         --
                                                       ==========   ==========

                          Imagica Entertainment, Inc.
                                 Balance Sheet
                                August 31, 1998

                                     Assets
                                  (Unaudited)

Current Assets:

   CASH OPERATING ACCT - SUNTRUST                              $       1,937.78
   CASH OPERATING ACCT/IMAGICA INC                                    19,454.58
   CREDIT CARD ACCT - SUNTRUST BK                                      4,994.19
   PETTY CASH - RANGER INT'L                                             415.50
   AMERICAN EXPRESS CHARGE CARDS                                       2,836.00
   OTHER RECEIVABLES DUE COMPANY                                      19,914.31
   ACCOUNTS RECEIVABLE - TRADE                                       489,546.56
   ALLOWANCE FOR BAD DEBTS                                            (9,550.96)
   INVENTORY                                                         282,660.66
   PREPAID - EMPLOYEE INSURANCE                                        1,925.47
   PREPAID - MISCELLANEOUS                                            12,514.26
   PREPAID - LEASEHOLD EXPENSES                                        6,426.78
   PREPAID - LEASE PAYMENTS                                           24,251.38
                                                               ----------------

Total Current Assets                                           $     857,326.51

Fixed Assets:

   OFFICE FURN./FIXT. & EQUIPMENT                                    148,821.18
   COMPUTER HARDWARE                                                 287,123.32
   COMPUTER SOFTWARE                                                 101,788.91
   PLANT EQUIPMENT & FIXTURES                                        901,329.97
   DIES                                                              122,855.38
   VEHICLES                                                           18,763.72
   ACCUMULATED DEPRECIATION                                         (372,950.95)
                                                               ----------------

Total Fixed Assets                                             $     207,731.53

Other Assets:

   MISC. DEPOSITS                                                     22,135.00
   PATENTS                                                             7,853.90
   AMORT. - PATENT COSTS                                              (3,656.00)
   TRADEMARKS                                                            745.00
                                                               ----------------

Total Other Assets                                             $      27,077.90
                                                               ----------------

Total Assets                                                       1,092,135.94
                                                               ================

                          Imagica Entertainment, Inc.
                                 Balance Sheet
                                August 31, 1998

                              Liabilities & Equity
                                  (Unaudited)

Current Liabilities:

   ACCOUNTS PAYABLE                                            $     139,478.34
   ADVANCE PAYABLE - LUMAR                                           100,716.82
   SALES & USE TAXES - PAYABLE                                           487.13
   FLORIDA SALES & USE - AUDIT 95                                     22,767.76
   CUSTOMER DEPOSITS                                                  50,041.44
   CURRENT LEASE/OBLIGATIONS                                          50,478.25
   NOTE PAYABLE/SUNTRUST (CURRENT)                                   153,886.20
   NOTE PAYABLE/MUNRO LEASE                                            7,210.00
   NOTE PAYABLE/VEHICLES                                               3,510.57
   K.O.T. INC NOTE-PAYABLE                                             7,184.85
   ACCRUED - AUDIT EXPENSE                                             2,000.00
   ACCR'D TAX - TANG-INTANG-PROPERTY                                  15,020.08
   ACCRUED PAYROLL                                                    30,204.11
                                                               ----------------

Total Current Liabilities                                      $     582,985.55

Debt To Majority Stockholders:

   SE INVESTMENTS-PRIOR CH-11 DEBT                                   214,337.32
   SE ADVANCES                                                         6,821.50
                                                               ----------------

Total Long-Term Liabilities                                    $     221,158.82

Stockholders' Equity:

   COMMON STOCK - VOTING                                               3,821.67
   ADDITIONAL PAID-IN-CAPITAL                                      5,017,421.61
   RETAINED EARNINGS - PREV YRS                                     (804,898.61)
   Retained Earnings-Current Year                                     71,646.90
                                                               ----------------

Total Stockholders' Equity                                     $     287,991.57
                                                               ----------------

Total Liabilities & Equity                                         1,092,135.94
                                                               ================



                               Imagica Entertainment, Inc.
                                     Income Statement
                           For the Period Ended August 31, 1998
                                       (Unaudited)


                                         Current           %          Current       % YTD
                                         Activity        Sales        Balance       Sales
                                         --------        -----        -------       -----

REVENUES:
   BANNER SALES - CUSTOM              $    14,487.11      5.32%   $    52,963.93     5.79%
   BANNER SALES - SCREEN PRINT            206,833.40     75.94        716,485.87    78.38
   P.O.P. DISPLAY STAND SALES              14,601.90      5.36         35,063.10     3.84
   DIGITAL SALES                           18,996.73      6.97         42,797.52     4.68
   SALES - OUTSIDE/SCREEN PRINT                  .00       .00         32,537.68     3.56
   P.O B. - SALES                          17,442.96      6.40         34,284.36     3.75
   BANNER aLLOWANCE                           (99.24)     (.04)        (2,058.46)    (.23)
   SALES DISCOUNTS                           (235.19)     (.09)          (422.96)    (.05)
   MISCELLANEOUS INCOME                          .00       .00             60.00      .01
                                      --------------    ------     -------------    -----

TOTAL REVENUES                        $   272,027.67     99.88%   $   911,711.04    99.74%


COSTS & EXPENSES:

COST OF GOODS SOLD:

   HOLIDAY WAGES                      $          .00       .00%   $     1,704.40      .19%
   VACATION BENEFITS                          262.00       .10          2,609.75      .29
   CUSTOM WAGES                               870.75       .32          2,736.25      .30
   SCREEN PRINT WAGES                      18,441.87      6.77         49,812.38     5.45
   SCREEN-MAKING WAGES                      3,284.32      1.21         10,128.55     1.11
   INCENTIVE                                  684.25       .25          5,750.81      .63
   SEWING WAGES                             9,139.69      3.36         22,696.82     2.48
   CAMERA-ART-SIGN WAGES                    6,354.64      2.33         20,934.03     2.29
   SHIPPING WAGES                           5,257.58      1.93         19,064.69     2.09
   MAINT-METAL WAGES                        3,431.63      1.26         10,407.52     1.14
   CUTTING/RECEIVING WAGES                  2,576.47       .95          7,859.00      .86
   MANGMT & SUPERVISION WAGES               5,000.00      1.84         16,250.00     1.78
   PURCH./O-ENTRY/ESTIMT WAGES              5,803.70      2.13         18,848.21     2.06
   TAXES - PLANT PAYROLL                    5,099.71      1.87          5,099.71      .56
   PAYROLL SERVICE FEES                          .00       .00         15,988.77     1.75
   WORKMAN'S COMPENSATION/PLANT .00              .00    180.00               .02
   GROUP HEALTH INSURANCE                   2,538.83       .93          8,721.49      .95
   CONTRACT LABOR - PLANT                   1,672.58       .61          4,408.72      .48
   COST - POLYESTER REINF. VINAL           14,585.08      5.36         83,832.70     9.17
   COST - PRESS. ENS. MASKING               1,900.30       .70          5,273.28      .58
   COST - POLYETHELENE                      5,596.04      2.05         11,557.89     1.26
   COST - NYLON / SCREEN PRINT              6,498.70      2.39         24,431.81     2.67
   COST - TYVEK MATERIAL                    4,496.20      1.65         11,625.65     1.27
   COST - DIGITAL MATERIAL                 14,159.60      5.20         26,667.17     2.92
   COST - PAINT / SCREEN PRINT             12,119.40      4.45         30,993.57     3.39
   COST - ROPE, THREAD, ETC                 3,872.53      1.42         11,111.93     1.22
   COST - MISC. SUPPLY & MATERIAL           4,622.51      1.70         13,489.36     1.48
   COST - CAMERA / SCREEN PRINT             2,129.72       .78          6,312.27      .69
   COST - SHIPPING MATERIALS                4,322.51      1.59         12,443.30     1.36



                               Imagica Entertainment, Inc.
                                     Income Statement
                           For the Period Ended August 31, 1998
                                       (Unaudited)


                                            Current       %           Current     % YTD
                                            Activity    Sales         Balance     Sales
                                            --------    -----         -------     -----

   COST - ALUMINUM/FLAGPOLE SUPPL           2,548.88     .94          6,131.90     .67
   COST - OUTSIDE SERVICES                  2,586.37     .95          6,252.70     .68
   COST - OUTSIDE - COLOR SEPS              2,460.00     .90         13,412.70    1.47
   COST - OUTSIDE / SCR/ PRT/SALE             750.50     .28         30,582.65    3.35
   COST - MISC SHOP SUPPLIES                3,529.36    1.30          7,253.74     .79
   TRAVEL - MEALS - ENTERTAINMENT              97.37     .04            306.56     .03
   INSURANCE - BLDG/CONTENTS/AUTO           1,440.00     .53          5,717.61     .63
   BUILDING RENT                            5,300.00    1.95         15,756.65    1.72
   AMORT. OF LEASEHOLD IMPROVEMENTS              .00     .00            961.30     .11
   ELECTRIC                                 3,107.98    1.14          8,909.58     .97
   DEPRECIATION - PLANT EQUIPMENT           1,345.63     .49          3,988.71     .44
   DEPRECIATION - PLANT EQUIPMENT             184.80     .07            554.39     .06
   DEPRECIATION - PLANT EQUIPMENT           4,609.84    1.69         13,258.38    1.45
   DEPRECIATION - COMPUTER HARDWARE           103.93     .04            286.10     .03
   MAINTENANCE and REPAIR - PLANT             572.83     .21          4,743.90     .52
   NATURAL GAS HEAT - SHOP                    213.34     .08            770.47     .08
   FREIGHT - IN-OUT BOUND                   2,744.89    1.01         11,658.83    1.28
   EQUIPMENT - LEASING and RENTAL             399.10     .15          1,055.08     .12
                                      --------------   -----    --------------   -----

TOTAL COST OF SALES                   $   176,715.43   64.88%   $   592,568.28   64.82%


SELLING & MARKETING:

   WAGES - SALES & MARKETING                9,106.23    3.34         32,697.19    3.58
   COMMISSIONS - SALES & MARKETING         15,505.09    5.69         47,516.65    5.20
   VACATION BENEFITS                           64.00     .02            192.00     .02
   HOLIDAY WAGES                                 .00     .00            250.40     .03
   S & M INCENTIVE/BONUS                      107.73     .04          1,670.99     .18
   PR TAXES                                 2,351.72     .86          4,504.31     .49
   PAYROLL SERVICE FEES - S&M                    .00     .00          4,702.14     .51
   GROUP HEALTH INSURANCE                     802.46     .29          2,751.36     .30
   ADVERTISING                                   .00     .00          2,390.85     .26
   TRAVEL - MEALS - ENTERTAINMENT           1,156.12     .42          3,886.67     .43
   TELEPHONE                                1,456.46.5F3             14,499.43    1.59
   SUPPLIES                                    34.00     .01          1,945.66     .21
   AGENCY FEES and PROD. COSTS                328.52     .12          1,468.08     .16
   POSTAGE - COURIER                          327.70     .12            827.70     .09
                                      --------------   -----    --------------   -----

Total Marketing & Selling             $    31,240.03   11.47%   $   119,303.43   13.05%


GENERAL & ADMINISTRATIVE

   WAGES - G & A                           20,908.19    7.68         68,850.13    7.53
   PAYROLL TAXES                            1,623.06     .60          1,623.06     .18
   GROUP HEALTH INSURANCE                   1,674.28     .61          5,619.57     .61
   EMPLOYMENT COSTS                           140.00     .05          1,880.00     .21
   PAYROLL FEES                             1,321.97     .49          6,238.61     .68
   VACATION BENEFITS                             .00     .00            138.00     .02
   G & A INCENTIVE/BONUS                       27.92     .01            289.51     .03
   HOLIDAY WAGES                                 .00     .00             60.00     .01
   CORPORATE APARTMENT - OCALA, FL            612.21     .22          1,878.70     .21
   BLDG & GROUNDS SERVICE                   1,330.00     .49          1,330.00     .15


                               Imagica Entertainment, Inc.
                                     Income Statement
                           For the Period Ended August 31, 1998
                                       (Unaudited)


                                            Current       %           Current     % YTD
                                            Activity    Sales         Balance     Sales
                                            --------    -----         -------     -----

   OFFICE SUPPLIES                          2,502.32      .92           5,526.55     .60
   MISC SERVICE CHARGES                       697.30      .26           2,962.07     .32
   TRAVEL - ENTERTAINMENT - LODGING           640.15      .24           3,157.32     .35
   EMPLOYEE EXPENSES                          127.65      .05             783.39     .09
   LEASED VEHICLE - COMPANY                   496.30      .18           1,405.22     .15
   LEGAL FEES                               2,000.00      .73           4,500.00     .49
   ACCOUNTING and TAX RETURNS               2,000.00      .73           8,090.00     .88
   OTHER PROFESS and CONSULTATION           2,851.32     1.05           3,448.32     .38
   SHAREHOLDER EXPENSE                        495.00      .18             990.00     .11
   TAXES - REST-TANGIBLE-INTANGIBLE        (2,000.00)    (.73)               .00     .00
   TAXES and LICENSES                            .00      .00              60.73     .01
   DEPREC - OFFICE FURN/FIXT/EQUI             260.89      .10             758.74     .08
   MAINT & REPAIRS - OFFICE EQUIP                .00      .00             249.85     .03
   DUES and SUBSCRIPTIONS                     262.89      .10             832.89     .09
                                      --------------    -----     --------------   -----

Total General & Administrative        $    37,971.45    13.94%    $   120,672.66   13.20%


FINANCING COSTS:

   INTEREST - SUN BANK                      1,340.68      .49           4,108.10     .45
   INTEREST - LU-MAR                        2,777.66     1.02           2,777.66     .30
   INTEREST - ROMAR LEASE CORP                297.27      .11             297.27     .03
   INTEREST - FMCC and SANWA                  244.01      .09             336.74     .04
                                      --------------    -----     --------------   -----

Total Financing Costs                 $     4,659.62     1.71%    $     7,519.77     .82%
                                      --------------    -----     --------------   -----

Total Costs & Expenses                $   250,586.53    92.00%    $   840,064.14   91.90%
                                      --------------    -----     --------------   -----

NET INCOME (LOSS) BEFORE TAXES        $    21,441.14     7.87%    $    71,646.90    7.84%


PROVISION FOR INCOME TAXES:

Total Income Taxes                               .00      .00                .00     .00
                                      --------------    -----     --------------   -----

NET INCOME (LOSS)                     $    21,441.14     7.87%    $    71,646.90    7.84%
                                      ==============    =====     ==============   =====

                          Imagica Entertainment, Inc.
                                 Balance Sheet
                                November 30, 1998

                                     Assets
                                  (Unaudited)

Current Assets:

   CASH OPERATING ACCT - SUNTRUST                                     18,380.28
   CASH OPERATING ACCT/IMAGICA INC                                     9,522.75
   CREDIT CARD ACCT - SUNTRUST BK                                      5,494.19
   RENT - TRUST ACCOUNT                                               10,100.00
   PETTY CASH - RANGER INT'L                                             628.13
   AMERICAN EXPRESS CHARGE CARDS                                       2,715.00
   OTHER RECEIVABLES DUE COMPANY                                      19,914.31
   ACCOUNTS RECEIVABLE - TRADE                                       385,663.63
   ALLOWANCE FOR BAD DEBTS                                            (9,550.96)
   INVENTORY                                                         283,987.17
   PREPAID - MISCELLANEOUS                                             8,607.58
   PREPAID - LEASEHOLD EXPENSES                                        6,426.78
   PREPAID - ATTORNEY FEES                                             1,168.21
   PREPAID - LEASE PAYMENTS                                           24,251.38
                                                                 --------------

Total Current Assets                                             $   767,308.45

Fixed Assets:

   LEASEHOLD IMPROVEMENTS                                            163,549.34
   OFFICE FURN./FIXT. & EQUIPMENT                                    148,821.18
   COMPUTER HARDWARE                                                 287,123.32
   COMPUTER SOFTWARE                                                 101,788.91
   PLANT EQUIPMENT & FIXTURES                                        901,329.97
   DIES                                                              122,855.38
   VEHICLES                                                           18,763.72
   ACCUMULATED DEPRECIATION                                         (556,205.55)
                                                                 --------------

Total Fixed Assets                                               $   188,026.27

Other Assets:

   MISC. DEPOSITS                                                     38,045.00
   PATENTS                                                             7,853.90
   AMORT. - PATENT COSTS                                              (3,840.00)
   TRADEMARKS                                                            745.00
                                                                 --------------

Total Other Assets                                               $    42,803.90
                                                                 --------------

Total Assets                                                     $   998,138.62
                                                                 ==============

                          Imagica Entertainment, Inc.
                                 Balance Sheet
                                November 30, 1998

                              Liabilities & Equity
                                  (Unaudited)


Current Liabilities:

   ACCOUNTS PAYABLE                                            $     204,197.48
   ADVANCE PAYABLE - LUMAR                                           108,004.28
   SALES & USE TAXES - PAYABLE                                           804.18
   FLORIDA SALES & USE - AUDIT 95                                     22,767.76
   CUSTOMER DEPOSITS                                                 (75,785.11)
   CURRENT LEASE/OBLIGATIONS                                          47,719.41
   NOTE PAYABLE/SUNTRUST (CURRENT)                                   153,886.20
   NOTE PAYABLE/MUNRO LEASE                                            6,180.00
   NOTE PAYABLE/VEHICLES                                               2,852.07
   K.O.T. INC NOTE-PAYABLE                                             7,184.85
   ACCRUED - AUDIT EXPENSE                                            25,410.00
   Accrued - Legal Fees                                                2,000.00
   ACCR'D TAX - TANG-INTANG-PROPERTY                                  14,246.08
   ACCRUED - BLDG RENT/TRUST FUND                                     10,000.00
   ACCRUED PAYROLL                                                     6,384.98
                                                               ----------------

Total Current Liabilities                                      $     535,852.18

Debt To Majority Stockholders:

   SE INVESTMENTS-PRIOR CH-11 DEBT                                   210,419.52
   SE ADVANCES                                                        23,304.25
                                                               ----------------

Total Long-Term Liabilities                                         $233,723.77

Stockholders' Equity:

   COMMON STOCK - VOTING                                               3,821.67
   ADDITIONAL PAID-IN-CAPITAL                                      5,017,421.61
   RETAINED EARNINGS - PREV YRS                                     (870,400.31)
   Retained Earnings-Current Year                                     77,719.70
                                                               ----------------

Total Stockholders' Equity                                     $     228,562.67
                                                               ----------------

Total Liabilities & Equity                                     $     998,138.62
                                                               ================



                               Imagica Entertainment, Inc.
                                     Income Statement
                          For the Period Ended November 30, 1998
                                       (Unaudited)


                                       Current           %             Current       % YTD
                                       Activity        Sales           Balance       Sales
                                       --------        -----           -------       -----

REVENUES:
   BANNER SALES - CUSTOM            $     8,616.34      4.05%    $     105,627.77     6.35%
   BANNER SALES - SCREEN PRINT          175,917.05     82.70         1,299,653.25    78.12
   P.O.P. DISPLAY STAND SALES             7,421.24      3.49            56,229.38     3.38
   DIGITAL SALES                         10,716.33      5.04            77,724.44     4.67
   SALES - OUTSIDE/SCREEN PRINT             863.74       .41            54,588.45     3.28
   P.O B. - SALES                         9,182.36      4.32            69,927.16     4.20
   BANNER aLLOWANCE                            .00       .00            (2,148.44)    (.13)
   SALES DISCOUNTS                         (251.86)     (.12)           (1,039.57)    (.06)
   Forgiveness of Debt                      891.80       .42             1,504.80      .09
   MISCELLANEOUS INCOME                     178.13       .08               423.99      .03
                                    --------------    ------     ----------------    -----

TOTAL REVENUES                      $   213,535.13    100.38%        1,662,491.23    99.92%


COSTS & EXPENSES:

COST OF GOODS SOLD:

   HOLIDAY WAGES                    $     1,845.60       .87%    $       5,054.80      .30%
   VACATION BENEFITS                      1,356.80       .64             7,212.72      .43
   CUSTOM WAGES                             645.00       .30             5,044.00      .30
   SCREEN PRINT WAGES                    13,805.18      6.49            98,348.52     5.91
   SCREEN-MAKING WAGES                    2,627.88      1.24            18,854.39     1.13
   INCENTIVE                              1,393.93       .66            14,213.21      .85
   SEWING WAGES                           5,277.05      2.48            44,999.56     2.70
   CAMERA-ART-SIGN WAGES                  5,944.94      2.79            40,115.91     2.41
   SHIPPING WAGES                         3,357.40      1.58            31,243.31     1.88
   MAINT-METAL WAGES                      1,672.13       .79            18,620.86     1.12
   CUTTING/RECEIVING WAGES                1,506.19       .71            14,189.17      .85
   MANGMT & SUPERVISION WAGES             5,000.00      2.35            32,000.00     1.92
   PURCH./O-ENTRY/ESTIMT WAGES            5,442.38      2.56            36,200.92     2.18
   TAXES - PLANT PAYROLL                  3,192.04      1.50            20,245.94     1.22
   PAYROLL SERVICE FEES                        .00       .00            15,988.77      .96
   WORKMAN'S COMPENSATION/PLANT                .00       .00             7,205.49      .43
   GROUP HEALTH INSURANCE                 3,089.62      1.45            20,277.14     1.22
   CONTRACT LABOR - PLANT                      .00       .00             5,185.77      .31
   COST - POLYESTER REINF. VINAL         20,053.39      9.43           130,634.51     7.85
   COST - PRESS. ENS. MASKING             1,687.75       .79            11,075.56      .67
   COST - POLYETHELENE                    3,401.46      1.60            24,570.90     1.48
   COST - NYLON / SCREEN PRINT            2,895.01      1.36            34,110.79     2.05
   COST - TYVEK MATERIAL                  2,898.13      1.36            20,145.47     1.21
   COST - DIGITAL MATERIAL                8,770.88      4.12            47,956.36     2.88
   COST - PAINT / SCREEN PRINT           16,939.60      7.96            75,124.33     4.52
   COST - ROPE, THREAD, ETC               2,217.67      1.04            19,267.83     1.16
   COST - MISC. SUPPLY & MATERIAL         2,727.08      1.28            22,762.31     1.37
   COST - CAMERA / SCREEN PRINT           2,148.64      1.01            12,194.64      .73
   COST - SHIPPING MATERIALS              2,829.17      1.33            21,409.11     1.29



                               Imagica Entertainment, Inc.
                                     Income Statement
                          For the Period Ended November 30, 1998
                                       (Unaudited)


                                            Current       %           Current     % YTD
                                            Activity    Sales         Balance     Sales
                                            --------    -----         -------     -----

   COST - ALUMINUM/FLAGPOLE SUPPL           3,136.75     1.47         15,222.08     .91
   COST - OUTSIDE SERVICES                  1,684.21      .79         12,001.05     .72
   COST - OUTSIDE - COLOR SEPS              7,964.00     3.74         39,321.70    2.36
   COST - OUTSIDE / SCR/ PRT/SALE           2,304.50     1.08         48,724.40    2.93
   COST - MISC SHOP SUPPLIES                1,607.45      .76         14,526.49     .87
   TRAVEL - MEALS - ENTERTAINMENT                .00      .00            882.71     .05
   INSURANCE - BLDG/CONTENTS/AUTO           1,440.00      .68         10,037.61     .60
   BUILDING RENT                            5,300.00     2.49         31,656.65    1.90
   AMORT. OF LEASEHOLD IMPROVEMENTS              .00      .00            961.30     .06
   ELECTRIC                                 2,506.59     1.18         17,260.81    1.04
   DEPRECIATION - PLANT EQUIPMENT           1,347.29      .63          8,026.89     .48
   DEPRECIATION - PLANT EQUIPMENT             184.81      .09          1,108.78     .07
   DEPRECIATION - PLANT EQUIPMENT           4,653.52     2.19         27,183.76    1.63
   DEPRECIATION - COMPUTER HARDWARE           131.19      .06            679.61     .04
   MAINTENANCE and REPAIR - PLANT              15.90      .01          5,550.86     .33
   NATURAL GAS HEAT - SHOP                       .00      .00          1,713.83     .10
   FREIGHT - IN-OUT BOUND                    (386.01)    (.18)         8,179.10     .49
   EQUIPMENT - LEASING and RENTAL           1,485.36      .70          7,843.16     .47
                                      --------------    -----     -------------   -----

TOTAL COST OF SALES                   $   156,100.48    73.38%     1,105,133.08   66.42%


SELLING & MARKETING:

   WAGES - SALES & MARKETING                7,546.95     3.55         57,707.83    3.47
   COMMISSIONS - SALES & MARKETING         13,162.73     6.19         88,942.38    5.35
   VACATION BENEFITS                          168.00      .08            488.00     .03
   HOLIDAY WAGES                              120.00      .06            486.40     .03
   S & M INCENTIVE/BONUS                      190.02      .09          3,151.59     .19
   PR TAXES                                 2,069.72      .97         12,156.56     .73
   PAYROLL SERVICE FEES - S&M                    .00      .00          4,702.14     .28
   WORKMAN COMP                                  .00      .00            285.84     .02
   GROUP HEALTH INSURANCE                     426.61      .20          6,083.96     .37
   ADVERTISING                                   .00      .00          4,998.21     .30
   MARKETING EXPENSES - SALES                    .00      .00          1,264.04     .08
   TRAVEL - MEALS - ENTERTAINMENT           2,894.82     1.36          7,543.67     .45
   TELEPHONE                                3,674.75     1.73         26,956.68    1.62
   SUPPLIES                                 1,006.70      .47          3,960.04     .24
   AGENCY FEES and PROD. COSTS                   .00      .00          1,594.08     .10
   POSTAGE - COURIER                          500.00      .24          1,827.70     .11
                                      --------------    -----     -------------   -----

Total Marketing & Selling             $    31,760.30    14.93%    $  222,149.12   13.35%


GENERAL & ADMINISTRATIVE

   WAGES - G & A                           18,946.17     8.91        130,063.49    7.82
   PAYROLL TAXES                            2,009.82      .94          8,181.73     .49
   WROKMAN COMPENSATION                          .00      .00            452.53     .03
   GROUP HEALTH INSURANCE                   2,158.38     1.01         14,288.35     .86
   EMPLOYMENT COSTS                           263.20      .12          4,778.78     .29
   PAYROLL FEES                               346.95      .16          7,856.78     .47
   VACATION BENEFITS                          300.00      .14            438.00     .03
   G & A INCENTIVE/BONUS                       63.34      .03            772.69     .05
   HOLIDAY WAGES                               60.00      .03            180.00     .01
   CORPORATE APARTMENT - OCALA, FL            563.27      .26          3,588.74     .22
   BLDG & GROUNDS SERVICE                        .00      .00          1,705.00     .10


                               Imagica Entertainment, Inc.
                                     Income Statement
                         For the Period Ended November 30, 1998
                                       (Unaudited)


                                         Current           %             Current       % YTD
                                         Activity        Sales           Balance       Sales
                                         --------        -----           -------       -----

   OFFICE SUPPLIES                          1,451.74       .68            10,940.74     .66
   MISC SERVICE CHARGES                     2,683.27      1.26             9,123.61     .55
   TRAVEL - ENTERTAINMENT - LODGING         4,906.43      2.31            14,839.39     .89
   EMPLOYEE EXPENSES                        1,270.02       .60             2,670.84     .16
   LEASED VEHICLE - COMPANY                   553.30       .26             3,008.32     .18
   LEGAL FEES                               2,000.00       .94             8,605.00     .52
   ACCOUNTING and TAX RETURNS                    .00       .00            12,000.00     .72
   OTHER PROFESS and CONSULTATION                .00       .00             3,448.32     .21
   SHAREHOLDER EXPENSE                           .00       .00               990.00     .06
   AMORTIZATION - PATENT COSTS                   .00       .00               184.00     .01
   TAXES and LICENSES                            .00       .00               378.73     .02
   DEPREC - OFFICE FURN/FIXT/EQUI             265.55       .12             1,552.54     .09
   MAINT & REPAIRS - OFFICE EQUIP             734.10       .35             1,492.97     .09
   DUES and SUBSCRIPTIONS                        .00       .00             1,085.89     .07
                                      --------------    ------        -------------   -----

Total General & Administrative        $    38,575.54     18.13%       $  242,626.44   14.58%


FINANCING COSTS:

   INTEREST - S/E INVESTMENTS                    .00       .00               973.37     .06
   INTEREST - SUN BANK                      1,665.90       .78             8,321.12     .50
   INTEREST - LU-MAR                             .00       .00             4,464.31     .27
   INTEREST - ROMAR LEASE CORP                233.89       .11               531.16     .03
   INTEREST - FMCC and SANWA                   57.11       .03               572.93     .03
                                      --------------    ------        -------------   -----

Total Financing Costs                 $     1,956.90       .92%       $   14,862.89     .89%
                                      --------------    ------        -------------   -----

Total Costs & Expenses                $   228,393.22    107.37%        1,584,771.53   95.25%
                                      --------------    ------        -------------   -----

NET INCOME (LOSS) BEFORE TAXES        $   (14,858.09)    (6.98)%$         77,719.70    4.67%


PROVISION FOR INCOME TAXES:

Total Income Taxes                               .00       .00                  .00     .00
                                      --------------    ------        -------------   -----

NET INCOME (LOSS)                     $   (14,858.09)    (6.98)%      $   77,719.70    4.67%
                                      ==============    ======        =============   =====

